Exhibit 13.1

906 CERTIFICATION

The certification set forth below is being submitted in connection with the annual report on Form 20-F for the year ended December 31, 2018 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Securities Exchange Act of 1934”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ross McEwan, the Chief Executive, and Katie Murray, the Chief Financial Officer, of The Royal Bank of Scotland Group plc, each certify that, to the best of his knowledge:

1.                        the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Royal Bank of Scotland Group plc.

February 28, 2019

/s/ Ross McEwan

Name: Ross McEwan

Chief Executive

/s/ Katie Murray

Name: Katie Murray

Chief Financial Officer